ARDEN REALTY

                 AGREEMENT OF PURCHASE AND SALE

                     AND ESCROW INSTRUCTIONS


                             BETWEEN


                STOCKDALE INVESTMENT GROUP, INC.,
                    A CALIFORNIA CORPORATION

                             SELLER



                               AND


                ARDEN REALTY LIMITED PARTNERSHIP

                            PURCHASER

                        TABLE OF CONTENTS

     Page

1. PURCHASE AND SALE                                           1

2. PURCHASE PRICE AND PAYMENT                                  2

3. ESCROW                                                      3

4. TITLE MATTERS                                               4

5. DELIVERY OF INFORMATION                                     5

6. INSPECTIONS AND APPROVAL BY PURCHASER                       6

7. OPERATION OF PROPERTY PENDING CLOSING                       7

8. CONDITIONS PRECEDENT TO PURCHASER'S
   OBLIGATION TO CLOSE ESCROW                                  8

9. CONDITIONS PRECEDENT TO SELLER'S
   OBLIGATION TO CLOSE ESCROW                                  9

10.REMEDY OF PURCHASER AND SELLER UPON
   DEFAULT                                                     9

11.CLOSING PROCEDURE                                          10

12.COSTS AND PRORATIONS                                       11

13.REPRESENTATIONS, WARRANTIES AND COVENANTS
   OF SELLER                                                  13

14.REPRESENTATIONS AND WARRANTIES OF
   PURCHASER                                                  15

15.GENERAL COVENANTS AND AGREEMENTS OF
   PURCHASER AND SELLER                                       15

16.MISCELLANEOUS PROVISIONS                                   18



                 AGREEMENT OF PURCHASE AND SALE
                     AND ESCROW INSTRUCTIONS


     THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into this 9th day of April 1997 by and between STOCKDALE INVESTMENT GROUP, INC., a California corporation ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Purchaser"), with reference to the following facts.

     A. Seller is the fee owner of that certain parcel of real property (the "Real Property") and the improvements thereon, including a one-story office building and a three-story office building containing, in the aggregate, approximately 61,000 rentable square feet, and other facilities, fixtures, paving and surfacing thereon or associated therewith, (collectively, the "Improvements"). The Real Property and Improvements are located at 4200 and 4260 Truxtun Avenue, Bakersfield, California, and is more particularly described in Exhibit "A" attached hereto and forming a part hereof.

     B. Seller desires to sell, and Purchaser desires to purchase, all of the real and personal property owned by Seller located at or forming part of the Real Property, including, but not limited to, the Improvements, and all appurtenant easements and rights, and the Personal Property (as hereinafter defined) on the terms, covenants and conditions hereinafter set forth.

     NOW, THEREFORE, with reference to the foregoing recitals and in reliance thereon and in consideration of the purchase price hereinbelow set forth, and the other terms, covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed by Seller and Purchaser as follows:

     1. Purchase and Sale. Subject to all of the terms and conditions of this Agreement and for the consideration set forth, on Closing (as hereinafter defined), Seller shall convey, or cause to be conveyed, to Purchaser or to Purchaser's assignee pursuant to paragraph 15(g) below, and Purchaser or its assignee shall purchase from Seller, all of the following:

          (a) The Real Property and the Improvements together with all easements, hereditaments and appurtenances thereto, subject only to such easements, agreements and exceptions as may have been approved by Purchaser in accordance with Paragraph 4(a) hereof and the tenancies and occupancies that are set forth on Exhibit "B";

          (b)  All of the personal property of Seller (the
"Personal Property") located at, attached or appurtenant to, or used in connection with the operation or maintenance of the Real
Property and/or the Improvements (the "Inventory");

          (c) All leases to tenants leasing space in the Improvements (the "Tenant Leases");

          (d) To the extent assignable, those certain service and other agreements more particularly described in Exhibit "C" attached hereto and made a part hereof, which are approved by Purchaser; and

          (e) All other right, title and interest of Seller constituting part and parcel of the Property (as hereinafter defined), including, but not limited to, trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights-of-way, signs, trademarks, telephone listings and numbers, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights (collectively, the "Intangibles") to the extent assignable or transferable.

Reference herein to the "Property" shall include all of the real, personal and intangible property described in subparagraphs (a) through (e) hereof.

     2.   Purchase Price and Payment.  The purchase price (the
"Purchase Price") to be paid by Purchaser to Seller for the Property is the sum of Seven Million Four Hundred Thousand and
No/100 Dollars ($7,400,000.00), payable as follows:

          (a) Upon the opening of Escrow (as hereinafter set forth) Purchaser shall deliver to Escrow Agent (as hereinafter defined) cash in the sum of One Hundred Thousand Dollars ($100,000.00), ("Deposit") which shall be held by Escrow Agent as security for the full performance by Purchaser of its obligations hereunder and on account of the Purchase Price payable at Closing, subject to the following terms and conditions:

               (i) If Closing occurs, then the Deposit shall be applied to the Purchaser Price;

               (ii) If Closing does not occur and Seller shall be entitled to liquidated damages as provided in Paragraph 10(b) hereof, Seller shall be entitled to the Deposit; and

               (iii)     If the Closing does not occur and
Purchaser shall be entitled to the return of the Deposit as provided in this Agreement, the same shall be returned to Purchaser.

          (b) Purchaser shall pay to Seller through Escrow Agent at Closing in immediately available funds an amount equal to the balance of the Purchase Price, plus (or minus) the net amount of all costs, expenses, adjustments and prorations to be credited (or debited) to Purchaser pursuant to this Agreement. If Seller fails to forward to Purchaser a Qualifying Statement provided under 1445 of the Internal Revenue Code and an equivalent Form 590RE provided under the Revenue and Taxation Code of the State of California, Escrow Agent shall be entitled to withhold and pay to the Internal Revenue Service and the Franchise Tax Board such withholding required of Purchaser pursuant to Internal Revenue Code 1445 and equivalent form provided under the Revenue and Taxation Code of the State of California.

          (c) The Deposit shall be at all times invested by Escrow Agent in the following investments ("Approved Investments"): (i) United States Treasury obligations,
(ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller, (iii) Certificates of Deposit or Money Market Accounts of institutions whose deposits are insured by the FDIC or
(iv) such other manner as may be reasonably agreed to by Seller and Purchaser. The Deposit shall be disposed of by Escrow Agent only as provided in this Agreement.

          (d) All payments required to be made under this Agreement shall be made in U.S. funds.

     3.   Escrow.

          (a) Opening of Escrow. As soon as commercially reasonable after their complete execution of this Agreement ("Effective Date") and in any event not later than five (5) business days thereafter, Seller and Purchaser shall open an escrow (the "Escrow") with First American Title Company, 4540 California Avenue, Suite 100, Bakersfield, California, Attention:
Ms. Cathy Cox ("Escrow Agent"), through which the purchase and sale of the Property shall be consummated. A fully executed copy of this Agreement shall be deposited with Escrow Agent, duly executed by Seller, Purchaser and Escrow Agent, to serve as Escrow instructions to Escrow Agent, and Escrow Agent shall be and is hereby authorized and instructed to deliver pursuant to the terms of this Agreement the documents and monies to be deposited into the Escrow. Escrow Agent may attach to this Agreement Escrow Agent's standard form escrow agreement, to the extent that the same is consistent with the terms hereof, and are reasonably approved by Seller and Purchaser. Escrow Agent shall immediately, upon receipt of such duly executed copy of this Agreement, notify Seller and Purchaser of the opening of Escrow. Should either party fail to open Escrow in accordance with the provisions of this Paragraph 3(a), such failure shall constitute a material breach of this Agreement.

          (b) Closing of Escrow. Escrow shall close on or before May 23, 1997 (the "Closing Date"), provided the Tenant Estoppels satisfying the requirements of paragraph 8(b) hereof have been received and all other Purchaser's Conditions Precedent to Closing as set forth in Paragraph 8 hereof have been satisfied. The term "Closing" as used herein shall be deemed to be the date upon which the respective Conditions Precedent to Purchaser's Obligation to Close Escrow (set forth in Paragraph 8 below) and the Conditions Precedent to Seller's Obligations to Close Escrow (set forth in Paragraph 9 below) have been satisfied, the Grant Deed ("Grant Deed" herein) hereinafter referred to is recorded in the office of the County Recorder of Kern County and the net proceeds of sale are held by Escrow Agent for disbursement to Seller. If the Closing as provided herein does not occur by the Closing Date, this Agreement and the Escrow shall be canceled and terminated and thereafter neither party shall have any further obligation or liability to the other party, except as expressly set forth in this Agreement.

     4.   Title Matters.

          (a)  Title Reports.

               (i) Purchaser shall order a CLTA Preliminary Title Report covering the Real Property and the Improvements, (the "Preliminary Title Report"), issued by First American Title Insurance Company through First American Title Insurance Company, 4540 California Avenue, Suite 100, Bakersfield, California,
Attention: Mr. Brian Pace ("Title Agent"), together with true and legible copies of all documents evidencing matters of record shown as exceptions to title thereon. If Purchaser shall desire an ALTA Survey of the Real Property and Improvements ("Survey"), Purchaser shall cause the same to be so made at Purchaser's sole cost and expense before the Closing Date (and upon receipt shall deliver a copy of the undated Survey to Seller). Purchaser shall have the right to object to any exceptions contained in the Preliminary Title Report or the Survey by giving notice to Seller as hereinafter provided. Notwithstanding any of the foregoing, Seller shall at Closing (but shall not be obligated prior thereto) remove of record all tax and mechanic's liens (except only for the liens of the taxes and assessments to be prorated under Paragraph 12(a)(ii)), at its sole cost and expense. Unless Purchaser gives written notice that it disapproves any such exceptions to title matters, stating the exceptions so disapproved, within the earlier of (i) thirty (30) days after receipt of the last of the Preliminary Title Report or Survey, or
(ii) May 19, 1997, Purchaser shall be deemed to have approved said exceptions. Purchaser's approval of the Preliminary Title Report shall be without prejudice to Purchaser's right to disapprove additional survey matters or any supplementary reports issued by Title Company or other exceptions disclosed after receipt of the initial Preliminary Title Report and Survey. If for any reason, on or before the Closing Date Seller does not cause such exceptions to title or survey matters which Purchaser timely disapproves to be removed at no cost or expense to Purchaser (Seller having the right but not the obligation to do so), the obligation of Purchaser to buy the Property as herein provided shall, at Purchaser's option, terminate (and Seller and Purchaser shall have no further obligations in connection herewith). Purchaser shall have the option to waive the condition precedent set forth in this paragraph 4(a) by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied. All matters set forth on the Preliminary Title Report, the Survey or any updated Survey obtained by Purchaser which are not timely objected to by Purchaser shall be permitted exceptions to title and shall additionally include (i) any title or survey matters objected to by Purchaser, which objections are subsequently waived in writing by Purchaser, and (ii) any title or survey matters objected to by Purchaser in accordance with the terms and provisions of this Agreement, which objections are cured to Purchaser's satisfaction, (iii) real estate taxes and assessments not yet due and payable, and (iv) the printed exceptions which appear in the standard form ALTA owner's policy of title insurance (with extended coverage).

               (ii) If at the date of Closing there are any liens or encumbrances that Seller is obligated to pay and discharge, Escrow Agent may use any portion of the Purchase Price to satisfy the same (if the same are not bonded-over or otherwise satisfied by title endorsement). Further, Seller shall simultaneously deliver to Escrow Agent at Closing title instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments.

          (b) Title Policy. The Title Policy shall be Chicago Title Insurance Company's ALTA Owner's policy with liability in the amount of the Purchase Price, showing fee title to the Real Property and Improvements as vested in Purchaser, or in Purchaser's permitted assignee, subject only to the permitted exceptions specified in Paragraph 4(a) above.

     5.   Delivery of Information.

          (a) As soon as practicable after the date hereof, but in no event later than five (5) business days after the Effective Date, except as otherwise set forth, Seller shall have delivered or shall have caused to be delivered or made available to Purchaser at the Property, to the extent they are in Seller's possession or under its control, the following:

               (i) Complete copies of all of the Tenant Leases and all amendments thereto, a schedule of which is attached hereto as Exhibit "B" and forms a part hereof.

               (ii) Evidence that the Real Property complies with the Subdivision Map Act of California, the Property has all of the necessary valid Certificates of Occupancy and otherwise complies with all construction and operational laws, codes, ordinances, regulations and conditional use permits.

               (iii)     The loss history of the Property
pertaining to any property damage or personal injury suffered for which an insurance claim of more than Fifty Thousand Dollars
($50,000) was submitted by Seller at any time after January 1, 1995 to the extent available to Seller;

               (iv) A set of all "as built" plans, specifications and structural drawings (including, but not limited to, mechanical, electrical, air conditioning, landscaping and sprinkler drawings), third-party soil, geological, seismic, environmental and hazardous materials and asbestos studies or reports, relating to the Improvements or the subsurface conditions, grading plans, water table or other matters bearing upon condition of the Property;

               (v) All electricity and property tax bills for the period beginning January 1, 1995 to the extent available to Seller;

               (vi) Statements of income and expense for the Property for the calendar years 1995, 1996 and current year to date to the extent available to Seller;

               (vii)     All warranties and operating manuals
that Seller may have from vendors, contractors or servicing agents with respect to the physical condition of the Improvements, the Property or any portion thereof or the equipment located therein;

               (viii) Complete copies of all service and other contracts pertaining to the Property (including, but not limited to, HVAC, elevator, landscape, management, leasing brokerage and parking) in respect to which Seller is obligated (the "Service Contract");

               (ix) A list of all personal property (including supplies) owned or leased by Seller and used in connection with the operation, maintenance and repair of the Property.

          (b) Purchaser shall have until 5:00 P.M. on the day preceding the Closing Date (the "Approval Period") to approve or disapprove all matters and things that are subject to Purchaser's rights or review, inspection and approval hereunder. Purchaser's failure either to approve or disapprove said information by the date specified herein shall be deemed its disapproval thereof.
If Purchaser disapproves any of said information, Purchaser shall notify Seller in writing thereof within the time period specified. If Purchaser so notifies Seller or any matters are deemed disapproved as provided herein, this Agreement shall terminate. Notwithstanding the foregoing, if Purchaser disapproves any Service Contract, this Agreement shall not terminate and Seller shall lawfully terminate such Service Contract not later than thirty (30) days after the Closing, to the extent the same can be so terminated and provided Purchaser shall pay all cancellation or termination penalties, fees or costs in connection therewith.

     6.   Inspections and Approval by Purchaser.

          (a) From and after the date hereof, Purchaser and its agents, employees and contractors shall be afforded full access to the Property during normal business hours and upon twenty-four
(24) hours prior notice for the purpose of making such investigations as Purchaser deems prudent with respect to the physical condition of the Property, including, but not limited to, engineering tests, subject to the rights of tenants in possession. Seller shall reasonably cooperate to assist Purchaser in completing such inspection. However, Purchaser agrees not to contact any of Seller's tenants without Seller's prior consent and to hold Seller harmless from and against any loss, costs, damages, claim or expense suffered by Seller or the Property and caused by Purchaser's said investigations (the foregoing obligation surviving any termination of this Agreement). In no event shall Purchaser make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) without Seller's prior consent. Purchaser shall promptly restore the Property to its condition immediately prior to such investigations. In addition, Purchaser agrees not to unreasonably interfere with the use and enjoyment of the Property by Seller, its agents, representatives, employees or any tenants or other occupants. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. At the request of Seller, Purchaser shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Purchaser by any third party and, in the event of termination hereunder, shall return all documents and other materials furnished to or on behalf of Purchaser by Seller hereunder. Purchaser shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential; provided; however, that Purchaser shall be entitled to disclose such information to Purchaser's attorneys, consultants, accountants and prospective debt and equity financing sources who reasonably need to be informed in connection with Purchaser's determinations hereunder.

          (b) From and after the date hereof until Closing, Purchaser and its agents shall be afforded full opportunity by Seller during normal business hours and upon twenty-four (24) hours prior notice to examine all operating books and records that relate to the Property (including all specifications and as-built drawings to the extent they are in Seller's possession), all building permits, certificates of occupancy, soil reports, engineers' reports and studies, and similar information relating to the Property or its management, operation, maintenance or use, and all warranties and operating annuals that Seller may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon.

          (c) Purchaser shall have until the expiration of Approval Period in which to approve or disapprove the matters referred to in subparagraphs (a) and (b) above. Furthermore, Purchaser shall have until the expiration of the Approval Period in which to approve or disapprove of a market and leasing survey of the Property and the surrounding leasing market (including its own economic analysis of the feasibility of the Property for Purchaser's particular use thereof). Purchaser's disapproval shall be in writing and shall be delivered to Seller prior to the expiration of the Approval Period. Failure to deliver such written disapproval shall be deemed Purchaser's approval of said matters.

     7.   Operation of Property Pending Closing.

          (a) Tenant Leases. Seller has leased portions of the Property to various tenants. From and after the date of execution of this Agreement and until the Closing Date, Seller shall not enter into any new leases or amend or extend, terminate or accept the surrender of any existing tenancies or approve any subleases without the prior written consent of Purchaser which consent may be withheld in Purchaser's sole discretion. In requesting such consent, Seller shall inform Purchaser in writing of the amount, if any, proposed to be required to pay for, or any allowance proposed to be given for, tenant improvements work, any leasing commissions and fees, in connection with such lease and any rent concessions. Also included in the request for consent, shall be Seller's proposed draft of the lease or amendment agreement. The failure of Purchaser to respond within five (5) business days after written request for any such disapproval shall be deemed to constitute approval. Seller shall not collect in advance any rent or other sum due under any of the Tenant Leases, except for collection of current rents no more than one month in advance. Notwithstanding the foregoing, with respect to any tenant improvements which Seller is currently obligated to complete under any lease, and which are not completed as of Closing, Seller shall assign any and all contracts relating to the construction of such improvements to Purchaser and Purchaser shall be responsible for completing such improvements after Closing. Furthermore, Purchaser shall receive a credit to the Purchase Price in an amount equal to Twenty-Five Dollars ($25.00) per square foot of the premises under any applicable lease, less any verified amounts actually expended by Seller (which have been distributed to the appropriate contractors and for which invoices and unconditional lien releases have been received) for such improvements prior to Closing.

          (b) Leasing Commissions; Tenant Improvements and Rent Concessions. Seller covenants and agrees to be responsible for all leasing commissions, tenant improvement costs and unamortized rent concessions with respect to any leases (including amendments and renewals) entered into on or before the Closing Date; provided that Purchaser covenants and agrees to be responsible for all leasing commissions, tenant improvement costs and unamortized rent concessions with respect to any new leases, extensions of existing leases and renewals occurring after the Effective Date; (i) that Purchaser, in its sole discretion, approves and (ii) for which Purchaser has received fully executed copies of such lease and other agreement with respect thereto and to which any brokerage commissions are payable. Failing such delivery and approval, Seller shall remain responsible for all of costs and expenses including commissions.

          (c) Insurance Policies. Seller shall keep all of the insurance policies covering the Property (or substantially equivalent coverage) in full force and effect between the date of this Agreement and Closing (the "Insurance Policies").

          (d) Service Contracts. Seller shall have the right to renew or replace Service Contracts that expire prior to Closing or to enter into new Service Contracts for emergency purposes if deemed reasonably necessary by Seller for any term provided that such Service Contracts are terminable by Seller or its successors in interest upon not more than thirty (30) days' notice to the service provider.

          (d) Property Management. Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the reasonable control of Seller.

     8. Conditions Precedent to Purchaser's Obligation to Close Escrow. The obligation of Purchaser to consummate the transactions contemplated hereby; is subject to the following conditions, inserted for Purchaser's sole benefit and that may be waived by Purchaser only in writing at its sole option. Said conditions are as follows:

          (a) Representations and Warranties True at Closing. The representations and warranties of Seller contained in Paragraph 13 of this Agreement shall be true on the date of Closing in all material respects as though such representations and warranties were made on and as of such date.

          (b) Delivery of Tenant Estoppels. Seller shall have delivered to Purchaser estoppel letters (the "Tenant Estoppels") from tenants representing 85% of the leased area and from all tenants leasing more than 3,500 square feet in the Improvements in substantially the form of Exhibit "D" attached hereto and forming a part hereof, consistent in all material respects with the information to be provided by Seller hereunder and certifying inter alia to the effect that there are no defaults by landlord under the lease known to tenant thereunder; that such lease is unmodified except as may be set forth therein and in full force and effect; that there are not defenses or offsets against the landlord known to tenant thereunder; and that rental is current and has not been paid more than one month in advance.

         (c) Compliance with this Agreement. Seller shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

          (d) Title Policy. Title Company shall be ready, willing and able to issue the Title Policy required by Paragraph 4(b).

          (e) Change in Condition. Subject to the provisions of Paragraphs 15(b) and 15(c) hereof, there shall exist no damage, destruction or condemnation of the Property prior to Closing.

     9. Conditions Precedent to Seller's Obligation to Close Escrow. The obligation of Seller to consummate the transactions contemplated hereby is subject to the following conditions, inserted for Seller's sole benefit and that may be waived solely by Seller only in writing at its sole option. Said conditions are as follows:

          (a) Representations and Warranties True at Closing. The representations and warranties of Purchaser contained in this Agreement, or in any certificate or document signed by Purchaser pursuant to the provisions hereof, shall be true on and as of Closing in all material respects as though such representations and warranties were made on and as of such date.

          (b)  Delivery of Purchase Price and Documents.
Purchaser shall have delivered all funds and documents to Escrow
Holder required by it hereunder to enable it to close the Escrow.

          (c) Compliance with This Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to Closing.

     10.  Remedy of Purchaser and Seller Upon Default.

          (a) Remedies of Purchaser. In the event that Seller fails to keep and perform each and every obligation, covenant and agreement herein by seller to be kept or performed, then
Purchaser may pursue such rights it may have against Seller and the Property either at law or in equity.

          (b) Remedy of Seller. THE PARTIES HERETO, BEFORE ENTERING INTO THIS TRANSACTION, HAVE BEEN CONCERNED WITH THE FACT THAT SUBSTANTIAL DAMAGES WILL BE SUFFERED BY SELLER IF PURCHASER SHOULD WRONGFULLY FAIL TO PURCHASE THE PROPERTY. WITH THE FLUCTUATION IN VALUE OF REAL PROPERTY, THE CURRENT AND HIGHLY UNPREDICTABLE STATE OF THE ECONOMY, THE FLUCTUATING MONEY MARKET FOR REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS THAT DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY, IT IS REALIZED BY THE PARTIES THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO ASCERTAIN WITH ANY DEGREE OF CERTAINTY PRIOR TO SIGNING THIS AGREEMENT THE AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER IN THE EVENT OF PURCHASER'S WRONGFUL FAILURE TO PURCHASE PROPERTY. THE PARTIES, HAVING MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLER WOULD SUFFER IN THE EVENT OF PURCHASER'S WRONGFUL FAILURE TO PURCHASE THE PROPERTY, HEREBY AGREE THAT THE REASONABLE ESTIMATE OF SAID DAMAGES IS AN AMOUNT EQUAL TO THE DEPOSIT; AND IN THE EVENT OF PURCHASER'S WRONGFUL FAILURE TO PURCHASE THE PROPERTY, SELLER SHALL BE ENTITLED TO SUCH AMOUNT AS FULL LIQUIDATED DAMAGES, AND THAT PAYMENT OR TENDER TO SELLER BY PURCHASER OF SUCH AMOUNT SHALL TERMINATE ALL OF SELLER'S RIGHTS AND REMEDIES AT LAW OR IN EQUITY AGAINST PURCHASER WITH RESPECT TO SUCH FAILURE TO PERFORM.

/s/ JPS                              /s/ RSZ
Seller's Initials                Purchaser's Initials

     11.  Closing Procedure.

          (a) At least one business day prior to the Closing Date, Purchaser shall have delivered to Escrow Agent counterpart executed originals of the following documents and the following sums of money required to be delivered by Purchaser hereunder:

               (i) The Purchase Price in the manner set forth in Paragraph 2(a);

               (ii) Such funds as may be necessary to comply with Purchaser's obligations hereunder regarding prorations, costs and expenses; and

               (iii)     A signed counterpart of the Tenant Lease
Assignment, and a signed counterpart of the Bill of Sale, each defined below.

          (b) At least one business day prior to the date of Closing, Seller shall have delivered to Buyer Escrow Agent, as applicable, counterpart executed originals (except with respect to items (v) and (vi), in which case the actual items in Seller's possession shall have been delivered) of the following documents:

               (i) The Grant Deed in the form of Exhibit "E" attached hereto and forming a part hereof;

               (ii) A General Assignment and Bill of Sale for
Personal Property (the "Bill of Sale")it he form of Exhibit "F" attached hereto covering the Personal Property;

               (iii)     A Tenant Lease Assignment substantially
in the form and substance of Exhibit "G" attached hereto and forming a part hereof;

               (iv) An original counterpart of each of the Service Contracts, Leases and keys to the Property if in Seller's possession or under its control;

               (v) Notices to each of the tenants and occupants of the Property of the transfer of the Property to Purchaser;

               (vi) To the extent they are in Seller's
possession, a complete set of all plans, specifications and as-built drawings, and all building permits, certificate of occupancy, third-party soil reports, and environmental reports and studies relating to the Improvements; and

               (vii)     All warranties and operating manuals
that Seller may have from vendors, contractors or servicing agents with respect to the physical condition of the Property or any portion thereof or the equipment located thereon.

          (c) Upon delivery of the foregoing sums and documents, Escrow Agent shall cause the Grant Deed to be recorded (by a special recording if necessary) in the Official Records of Kern County, California, and immediately to issue the Title Policy.

     12.  Costs and Prorations.

          (a) Prorations. All revenues, income, receivables, costs, expenses and payables of the Property shall be apportioned equitably between the parties as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned:

               (i)  Monthly rents and percentage rent and
"passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Tenant Leases, as and when collected. If at Closing there are any past due rents or charges owed by occupancy tenants, they shall be prorated until received; Purchaser shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith under the closing Date (but Purchaser shall not be required to litigate or declare a default in any Tenant Lease). To the extent Purchaser receives amounts on account of Tenant Leases on or after the Closing Date, such payments shall be applied first toward then current rent owed to Purchaser in connection with the applicable Tenant Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Purchaser may not waive any delinquent rents nor modify a Tenant Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive its share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

               (ii) Real estate and personal property taxes and any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies. Such items shall be reapportioned between Seller and Purchaser if current tax rates differ from the latest previous tax rates as soon as the same are known. Seller agrees that to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, the Seller or the Purchaser at any time subsequent to Closing but with reference to any period prior thereto during Seller's ownership thereof, Seller shall promptly pay to Purchaser an amount equal to such additional assessments or levies. Similarly, if tax refunds become payable for periods during Seller's ownership of the Property, such amounts (subject to adjustments for the potential claims of occupancy tenants that paid tax increases by way of rent escalations to Seller) shall be promptly paid over to Seller. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Purchaser assuming the obligation to pay any installment due after the Closing
Date). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or lease entered into on or after the Closing Date.

               (iii)     Transferable annual permits, licenses,
and/or inspection fees, if any, on the basis of the duration of the same;

               (iv) Security Deposits, plus accrued interest, if any, payable thereon to tenants, and any other deposits and prepaid rent, shall be credited (or assigned) to Purchaser;

               (v) Utility charges levied against Seller or the Property, and Purchaser shall transfer all such utility services to its name and account immediately upon Closing;

               (vi) Service Contracts on the basis of the charge or premium for the period involved;

               (vii)     Tenant improvement costs and leasing
commissions for leases signed after the Effective Date shall be paid by Purchaser if approved by Purchaser in accordance with Paragraphs 7(a) and 7(b).

               (viii) All other operating expenses incurred in management and operation of the Property.

No insurance policies shall be assigned hereunder, and accordingly there shall be no proration of insurance premiums.

          (b) Expenses of Closing. The expenses of Closing shall be paid in the following manner:

               (i)  Seller shall pay:

                    (1)  The cost of securing the CTLA standard
coverage portion of the Title Policy that is attributable to the required ALTA Owner's coverage, the cost of title endorsements deemed reasonably necessary to satisfy a specific title exception objection by Purchaser);

                    (2)  Documentary transfer tax (County and
City) imposed on the conveyance of title to the Property of Purchaser;

                    (3) Any sales or use taxes that may be owing in connection with the transactions contemplated by this Agreement; and

                    (4)  One-half of Escrow Agent's Escrow Fee.

               (ii) Purchaser shall pay:

                    (1) The cost of the Preliminary Title Report and the cost of any Escrow or Title cancellation charges in the event that the transaction fails to close through no fault of the Seller and, if Closing does occur, that portion of the cost of the Title policy that is not to be paid by Seller pursuant to Subsection (b))i)(1) above and the cost of the ALTA Survey; and

                    (2)  The cost of recording the Grant Deed;

                    (3)  All expenses relating to Purchaser's
financing of its acquisition of the Property; and

                    (4)  One half of Escrow Agent's Escrow fee.

                    All other Closing fees and expenses,
including, but not limited to, the parties' legal expenses, accounting and consulting fees, and other incidental expenses in connection with this transaction shall be borne by the party incurring same.

     13.  Representations, Warranties and Covenants of Seller.

          (a) Seller hereby makes the following representations, warranties and covenants, each of which is deemed to be material and each of which is stated by Seller to be true and correct on the date hereof and on the Closing Date and each of which shall survive the Closing:

               (i)  Seller has no knowledge of any:

                    (1)  existing latent defects or seismic
conditions concerning the Real Property or materially incorrect income or expense figures in any financial statements prepared by or for Seller and delivered to Purchaser regarding the Property;

                    (2)  any claim, litigation or administrative
action, arbitration, proceeding pending before any court, agency or official, nor any such claim or action threatened in writing, relating to the Seller or the Property or with respect to the validity of any statutes, ordinances, regulations or restrictions or any permits or approvals thereunder relating to the construction of any Improvements on the Property or the operation thereof nor any outstanding contingent liabilities affecting the Property;

                    (3)  written notice of violations of City,
County, State, Federal, building, zoning, fire or health codes, regulations or ordinances, filed or issued against the Property;

                    (4)  Hazardous Substance in existence on or
below the surface of the Real Property or in any building located upon the Real Property, including, without limitation, contamination of soil, subsoil or ground water, which constitutes a violation of any applicable law, rule or regulation of any government entity having jurisdiction thereof except for office and medical supplies in customary quantities;

                    (5)  thing that would suggest any portion of
the Property having ever been used by Seller or any tenant of any portion of ht Property during Seller's ownership thereof as a waste storage or disposal site or gasoline station. Without limiting the other provisions of this Agreement, Seller shall reasonably cooperate with Purchaser's investigation of matters relating to the foregoing provisions of this paragraph and to provide access to and copies of any data and/or documents dealing with potentially Hazardous Substances used at the Property and any disposal practices followed in accordance with, and subject to the provisions of, Paragraph 6 hereof. Seller agrees that Purchaser may make inquiries of governmental agencies regarding such matters, without liability for the outcome of such discussions. For the purposes of this Agreement, "Hazardous Substances" shall mean (A) substances defined as "hazardous substances" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
 9601 et seq.), or (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.), together with the regulations enacted pursuant to such acts, and (B) those substances defined as "hazardous wastes" in 25117 of the California Health and Safety Code or as "hazardous substances" in
 25316 of the California Health and Safety Code together with the regulations enacted pursuant to such statutes.

               (ii) The Tenant Leases and Service Contracts and any other agreements, matters and things to be submitted to Purchaser by Seller for approval pursuant to Paragraph 5 above, or otherwise, shall be true, correct and complete copies thereof as of the date of submission thereof, and as thereafter supplemented by supplements or additions, approved in writing by Purchaser, on or before Closing. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability to Purchaser with respect to any of the foregoing lease matters which shall be confirmed as correct in any tenant estoppel certificate delivered to Purchaser as provided in this Agreement;

               (iii) The operating financial information prepared by Seller and delivered to Purchaser with respect to the Property, consisting of Statements of Operations for the calendar years ended December 31, 1995 and December 31, 1996 and for the current calendar year are true and correct in all material respects in this regard Seller agrees to make available to Purchaser and its accountants, at Purchaser's cost, all accounting records for the calendar years ended December 31, 1995 and December 31, 1996 and for the period from January 1, 1997 through the date of Closing, including but not limited to all general ledgers, cash receipts, canceled checks and any other accounting documents and information reasonably requested; and

               (iv) As used in this Agreement, "to Seller's knowledge" or other similar knowledge limitations as to Seller shall mean the actual knowledge, without any duty to investigate, of the property manager for the Real Property, Peggy Wilson, the Leasing Agent for the Real Property, the chief engineer for the Real Property and Mr. Brian Pratt.

          (b)  Notwithstanding anything contained in
Paragraphs 5(a) or 13(a) to the contrary, Seller is neither responsible nor liable for any representation or warranty, either expressed or implied, guaranty, promise or other information pertaining to the Property or the Improvements made or furnished to Purchaser by any broker representing or purporting to represent Seller.

     14. Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties, each of which is deemed to be material and each of which is stated by Purchaser to be true and correct on the date hereof:

          (a) Purchaser has full legal power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Purchaser is a party or by which Purchaser may be bound or affected;

          (b) The execution and delivery of this Agreement and the payment and performance by Purchaser of its payments and obligations hereunder require no further action or approval in order to constitute this Agreement as a binding and enforceable obligation of Purchaser, and all such actions have been duly taken by Purchaser; and

          (c) As of the expiration of the Approved Period and as of the Closing Date (i) Purchaser has received and reviewed all materials provided to Purchaser by Seller pursuant to Sections 4 and 5 above (collectively, the "Due Diligence Materials"),
(ii) Purchaser has inspected the Property, (iii) Purchaser has made such investigation of the information contained in the Due Diligence Materials as it deems appropriate, and (iv) Purchaser is satisfied based upon its examination of ht Due Diligence Materials and its investigation of all other aspects of the Property which Purchaser deems material to its purchase thereof, including, without limitation, the condition of title to the Property, the zoning of the Property, and condition and physical aspects of all structures located on the Real Property (including the Improvements) and the presence or absence of Hazardous Substances on the Property.

     15.  General Covenants and Agreements of Purchaser and
Seller.

          (a)  Delivery of Possession.  Possession of the
Property shall be delivered to Purchaser upon Closing, subject to the rights of tenants in possession.

          (b) Damage to or Destruction of Property Prior to Closing; Risk of Loss. If prior to Closing the Property shall sustain damage caused by fire or other casualty that is insured and that would cost One Hundred Fifty Thousand Dollars ($150,000) or more to repair or if any uninsured loss or casualty occurs that would cost One Hundred Fifty Thousand Dollars ($150,000) or more to repair, either Seller or Purchaser may respectively elect to terminate this Agreement by written notice to the other within fifteen days after notice of such event, or at Closing, whichever is earlier. If neither Seller nor Purchaser so elects to terminate its obligations under this Agreement, or if the loss or casualty would cost less than One Hundred Fifty Thousand Dollars ($150,000) to repair, the Closing shall take place as provided herein and Purchaser shall receive an assignment of Seller's rights to insurance proceeds with respect to any unrepaired damage (including any rental loss proceeds with respect to any unrepaired damage (including any rental loss proceeds for periods after the Closing), loss or casualty in question. Seller shall retain all interest in and to the insurance proceeds that may be payable to Seller on account of repaired and completed damage, but Seller shall have no obligation of repair or replacement.

          (c) Condemnation of Property Prior to Closing. In the event that the Property or any part thereof becomes the subject of a condemnation proceeding other than of a minor immaterial nature prior to Closing, Seller agrees to immediately advise Purchaser thereof. In the vent of such condemnation, Purchaser shall have the option to (1) take title in accordance with the terms and conditions of this Agreement and negotiate with the said condemning authority for the condemnation award and receive the benefits thereof without affecting the Purchaser Price, or
(2) terminate this Agreement and declare its obligations thereunder null and void and of no further effect, in which event all sums theretofore paid to Seller or to Escrow agent hereunder shall be returned to Purchaser as set forth herein. Notice of the exercise of such option hereunder shall be in writing, delivered to Seller at the address set forth in Paragraph 16(g) of this Agreement (or such other address as Seller may have theretofore designated in writing) at least two days prior to Closing.

          (d) Brokers' Commissions. Seller warrants that Seller did not negotiate with respect to the purchase of the Property through any broker, agent, finder, affiliate or other third party other than ASU, Inc. ("Broker") or incur any liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payments in connection with this Agreement, or the transactions contemplated hereby. Seller agrees to pay at Closing to Broker the commission due it in connection with the within transaction and Seller and hereby agrees to indemnify Purchaser against and hold Purchaser harmless from any and all claims, demands, causes of action or damages resulting from any breach of this warranty. Purchaser hereby warrants that Purchaser did not negotiate through any broker, agent, finder, affiliate or other third party other than Broker or incur any liability, contingent or otherwise, for any such brokerage or finder's fees, agent's commissions or other like payments, in connection with this Agreement, and hereby agrees to indemnify Seller against and hold Seller harmless from any and all claims, demands, causes of action or damages resulting from any breach of this warranty. This provision shall survive Closing.

          (e) Further Assurances Prior to Closing. Seller and Purchaser shall, prior to Closing, execute any and all documents and perform any and all acts reasonably necessary, incidental or appropriate to effect the purchase and sale and the transactions contemplated in this Agreement.

          (f) Time of Essence. Time shall be of the essence with respect to the obligations of the parties hereunder.

          (g) Assignability. Purchaser may assign all of its rights and duties hereunder to any entity with which Purchaser is, directly or indirectly, affiliated or an entity to be formed and controlled by the principals (Richard S. Ziman and Victor J. Coleman) of Purchaser, without Seller's consent, upon the giving of written notice to Seller, which notice may not be given less than three days prior to Closing. For the purpose of this paragraph an "affiliate" of or a person "affiliated" with, a specified person, is a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Any such assignment is conditional upon such assignee assuming the obligations of Purchaser under this Agreement agreeing to be bound by all consents and approvals theretofore given or deemed to have been given by Purchaser, and such assignment or nomination shall not relieve Purchaser of its obligations hereunder.

          (h) Waivers, Amendments and Modifications of Provisions. Waivers, amendments or modifications of any term or condition of this agreement must be in writing signed by the party against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

          (i) Indemnification. Seller shall indemnify Purchaser against and hold Purchaser harmless from any and all loss, cost, damage, claim, liability or expense, including court costs and reasonable attorneys' fees, for (1) any of the matters and to the extent to be indemnified under the Assignment of Leases or the Assignment of Service Contracts; (2) breach of its confidentiality covenants under Paragraph 6(a); or (3) third party claims arising out of or in connection with any tort committed by Seller (including any personal injury or property damage or claim of personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of Seller) unless caused by Purchaser, resulting from such tort occasioned in or about the Property prior to Closing. Purchaser shall indemnify Seller against and hold Seller harmless from any and all loss, damage, claim of damage, liability or expense, including court costs and reasonable attorneys' fees, for (1) any of the matters and to the extent to be indemnified under the Assignment of Leases or the Assignment of Service Contracts; (2) breach of its confidentiality covenants under Paragraph 6(a); or (3) third party claims arising out of or in connection with any tort committed by Purchaser (including any personal injury or property damage of any kind whatsoever, including death, to property or persons, including employees of Purchaser) unless caused by Seller, resulting from such tort occasioned in or about the Property (a) as a result of its investigation of the Property during the Approval Period or
(b) on or subsequent to Closing.  These covenants shall survive
Closing.

     16.  Miscellaneous Provisions.

          (a) Successors and Assigns. Subject to the provisions hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          (b) Meaning of Terms. When necessary herein, all terms used in the singular shall apply to the plural and vice versa; and all terms used in the masculine shall apply to the neuter and feminine genders.

          (c) Entire Agreement. This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties hereto with respect thereto. No claim of waiver, modification, consent of acquiescence with respect to any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

          (d) Governing Law. This Agreement is to be governed by and construed in accordance with the internal laws of the State of California.

          (e) Paragraph Headings. The headings of the several paragraphs of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

          (f) Attorneys' Fees. If either Seller or Purchaser shall obtain legal counsel and bring an action or proceeding against the other by reason of an alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any proceeding is prosecuted to judgment or award. The term "prevailing party" shall include a party (i) who brings an action or proceeding against the other by reason of the other's breach or default and obtains substantially the relief sought by judgment or award or (ii) who successfully defends an action or proceeding brought by the other party and against whom no material damages or specific performance are awarded.

          (g) Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or, in the alternative, deposited with
(1) the United States Postal Service, Certified Mail with Return Receipt Requested, with postage prepaid or (2) Federal Express or other overnight air freight forwarder for delivery the next business day or (3) by facsimile transmission during normal business hours on regular business days at the following addresses, and shall be effective immediately upon delivery:

          Seller:             Stockdale Investment Group, Inc.
                              14409 S. Paramount Boulevard
                              Paramount, CA  90723
                              Attention:  Mr. John P. Schauerman
                              Facsimile No.:  (562) 601-4604

          With a copy to:     John Perisich, Esq.
                              14409 S. Paramount Boulevard
                              Paramount, CA  90723
                              Facsimile No.:  (562) 601-4604

          Purchaser:          Arden Realty, Inc.
                              9100 Wilshire Boulevard
                              Suite 700 East
                              Beverly Hills, California  90212
                              Attention:  Mr. Richard S. Ziman
                              Facsimile No.:  (310) 274-6218

          With a copy to:     Allen, Matkins, Leck, Gamble & Mallory
                              1999 Avenue of the Stars, Suite 1800
                              Los Angeles, California  90067
                              Attention:  Anton N. Natsis, Esq.
                              Facsimile No.:  (310) 788-2410

          Escrow Agent:       First American Title Company
                              4540 California Avenue Suite 100
                              Bakersfield California  93309
                              Attention:  Ms. Cathy Cox
                              Facsimile No.:  (805) 327-8533

All notices, requests and other communications may be sent by legal counsel for the party and shall be deemed received on the date of acknowledgment or other evidence of actual receipt.

          (h) Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          (i) Further Assurances on or After Closing. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as shall be reasonably necessary to carry out the terms and provisions of this Agreement. This covenant of further assurances shall survive Closing.

          (j) Other Parties. Nothing in this Agreement shall be construed as giving any person, firm, corporation and other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or with respect to this Agreement or any provision hereof.

          (k) Confidentiality. Seller and Purchaser agree that it is in both of their best interests to keep this Agreement and all information concerning the Property confidential until Closing. Seller and Purchaser each agrees that neither shall take any action nor conduct itself in any fashion that would disclose to third parties unrelated to Purchaser's acquisition or intended ownership and operation of the Property, any aspect of the contemplated transaction. After Closing, neither party shall make any public announcement of the transaction that has not been approved in advance and in writing by the other party.

          (l) Tax Deferred Exchange. Seller may desire to dispose of the Property through a tax deferred exchange which qualifies for non-recognition of gain under Section 1031 of the Internal Revenue Code. Purchaser shall cooperate with Seller in attempting to effectuate such exchange, including, but not limited to, the execution of such documentation as may be reasonably necessary to effect such exchange, provided that
(i) Purchaser shall not incur any additional liability in connection with an exchange for the benefit of Seller,
(ii) Purchaser shall not be obligated to take title to any real property (other than the Property), (iii) the date of Closing shall not be extended as a result of the exchange, without Purchaser's prior written consent, and (iv) any additional costs and charges attributable to the exchange, including, but not limited to, attorneys' fees, brokers' commissions and other transaction related expenses shall be paid for by Seller. Purchaser and Seller further agree that Seller may substitute an intermediary ("Intermediary") to act in place of Seller as the seller of the Property. The Intermediary shall be designated in writing by Seller. Upon identification of Intermediary, Intermediary shall be substituted for Seller as the seller of the Property. Purchaser agrees to accept the Property and all other required performance from Intermediary and to render its performance of all of its obligations to Intermediary. Purchaser agrees that performance by Intermediary will be treated as performance by Seller. Seller shall unconditionally guarantee the full and timely performance by Intermediary of each and every one of the representations, warranties, covenants, indemnities, obligations and undertakings of Intermediary. As guarantor, Seller shall be treated as a primary obligor with respect to these representations, warranties, covenants, indemnities, obligations and undertakings, and, in the event of breach, Purchaser may proceed directly against Seller on this guarantee without the need to join Intermediary as a party to any action against Seller. Seller unconditionally waives any defense that it might have as guarantor that it would not have if it had made or undertaken these representations, warranties, covenants, indemnities, obligations and undertakings directly. In the event of the breach of any representations, warranties, covenants, obligations and undertakings by Seller or Intermediary or in the event of any claim upon any indemnity of Seller or Intermediary (whether the representation, warranty, covenant, indemnity, obligation or undertaking is express or implied), Purchaser's exclusive recourse shall be against the Seller and Purchaser shall have no recourse of any type against the Intermediary arising from this transaction.

          (m) Condition of Property. Purchaser acknowledges that it will inspect and examine the Property and, except as expressly provided in this Agreement, will rely solely on its own investigation of the Property and not on any information provided or to be provided by or on behalf of Seller. Except as otherwise expressly provided in this Agreement, the sale of the Property to Purchaser is made on as "AS IS" "WHERE IS" and "WITH ALL FAULTS" basis. Purchaser acknowledges that in consideration of entering into this Agreement, that, except as expressly provided in this Agreement, Seller makes no warranty or representation, with respect to the Property, or any portion thereof, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition (physical, environmental or otherwise), title (other than the limited warranties of title contained in the grant deed), habitability or fitness for a particular purpose or otherwise.

          (n) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

          (o)  Facsimile Signatures.  Purchaser and Seller each
(i) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its respective telecopied signature, (iii) is aware that the other party will rely on the telecopied signature, and
(iv) acknowledges such reliance and waives any defenses to the enforcement of the documents and notices effecting the transaction contemplated by this Agreement based on the fact that a signature or notice was sent by telecopy.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first hereinabove written.

     Seller:                  STOCKDALE INVESTMENT GROUP, INC.
                              a California corporation


                              By:/s/ John B. Shauerman
                                 John P. Schauerman
                                 President


     Purchaser:               ARDEN REALTY LIMITED PARTNERSHIP,
                              a Maryland limited partnership

                              By:Arden Realty, Inc.
                                 a Maryland corporation,
                                 Its general partner

                                 By:/s/ Richard S. Ziman
                                     Richard S. Ziman,
                                     Chairman of the Board and
                                     Chief Executive Officer

     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


AGREED AND ACCEPTED:

Escrow Agent:

FIRST AMERICAN TITLE COMPANY

By:/s/ Cathy Cox
   Name: Cathy Cox
   Title: Escrow Officer